Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Pegasystems Inc. on Form S-8 of our report dated February 16, 2004, appearing in the Annual Report on Form 10-K of Pegasystems Inc. for the year ended December 31, 2003.

/s/    Deloitte & Touche LLP

Boston, Massachusetts

June 18, 2004